UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

(Check the appropriate box):

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

DENNY’S CORPORATION

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Important Information

The following communications relate to the proposed acquisition of Denny’s Corporation, a Delaware corporation (the “Company”) by Sparkle Topco Corp., a Delaware corporation (“Buyer”), which is controlled by funds managed by affiliates of TriArtisan Capital Advisors LLC. The Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Buyer and Sparkle Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Buyer (“Merger Sub”).

On November 3, 2025, the Company distributed a letter to its employees discussing the proposed transaction.

Dear Team,

I am writing with important news about the future of Denny’s Corporation. We have entered into an agreement to be acquired by a group consisting of TriArtisan Capital Advisors, an investment firm with deep experience in our industry; Treville Capital Group, an alternative asset manager; and Yadav Enterprises, owner-operator of approximately 550 restaurants nationwide and one of our largest franchisees.

We believe this transaction is the best path forward for our business. In reaching the agreement with TriArtisan, Treville and Yadav Enterprises, our Board of Directors conducted a thorough review of strategic alternatives to maximize value with the assistance of external advisors. As part of the review, the Company reached out to more than 40 potential buyers and the Board evaluated any potential transaction against our standalone plan and other strategic alternatives. After careful consideration of all options and in consultation with outside financial and legal advisors, the Board is confident the transaction maximizes value and has determined it is fair to and in the best interests of stockholders and represents the best path forward for the Company.

As you may know, TriArtisan brings deep experience investing in full-service, global dining and entertainment concepts, including well-known brands such as P.F. Chang’s, providing resources to invest in their brands, support franchisees and help them grow their businesses. Denny’s and Keke’s will have access to TriArtisan’s seasoned network of operating executives and their deep industry relationships.

In addition, Treville is an alternative asset manager that leverages its platform and deep sector expertise to provide customized solutions for companies.

Finally, Yadav Enterprises, led by Anil Yadav, brings significant experience and a 30-plus-year record of success as an owner-operator across a variety of restaurant concepts. Anil has served as a member of Denny’s Franchisee Association for many years.

As we have worked to reach this transaction, it is clear that TriArtisan, Treville and Yadav Enterprises are the right partners to support us as we enter our next phase. Together, they have a deep understanding of our business and the opportunities and challenges ahead for Denny’s, and they are passionate about working with teams like ours to support strategic execution and create value. I am excited to work closely with them and the rest of the management team as we drive our next phase of success.

This transaction is a testament to the hard work of our teams and franchisees. I am grateful for all that you have done to advance our strategic initiatives, helping us to innovate and meet guests where they are as we continue navigating a dynamic consumer environment.

Next Steps

The transaction is expected to close in the first quarter of 2026, at which point Denny’s will become a private company. Between now and then, Denny’s is continuing to operate as an independent, public company, and it remains business as usual for all of us. We are counting on you to remain focused on putting guests at the center of everything you do across Denny’s and Keke’s.

It’s important to remember that today is only Day 1, and there are many details still to be worked out. While our ownership structure will change upon closing of this transaction, our mission, dedication to supporting our franchisees and commitment to being America’s Diner for Today’s America remains the same.

We are committed to transparent communication and keeping you informed as we work through this process. To that end, below are a set of FAQs to help address some of your most immediate questions. We will also be sharing a Friends and Family Fact Sheet to assist you in answering questions you might get outside of work about this transaction. These resources will also be made available on SharePoint later today.

We recognize there may be increased attention on our Company as a result of this news, and it is important for us to speak with one voice. In accordance with our corporate policy, if you receive any inquiries from the media or other outside parties, I ask that you please direct such calls or inquiries to the Denny’s PR team at media@dennys.com.

On behalf of the Board and management team, thank you for your continued dedication to Denny’s and to serving our guests.

Sincerely,

Kelli Valade

Chief Executive Officer

FAQ

1.	What was announced?

•

Denny’s Corporation announced that it has entered into a definitive agreement to be acquired by a group consisting of TriArtisan Capital Advisors, Treville Capital Group and Yadav Enterprises in an all-cash transaction with an enterprise value of approximately $620 million.

•

TriArtisan is an established New-York based private equity investment firm with deep experience investing in full-service, global dining and entertainment concepts, including P.F. Chang’s, providing resources to invest in their brands, support franchisees and help them grow their businesses.

•	TriArtisan brings to Denny’s its seasoned network of operating executives, their deep industry relationships and additional resources to support our future success.

•	Treville is an alternative asset manager that leverages its platform and deep sector expertise to provide customized solutions for companies.

•

Yadav Enterprises, led by Anil Yadav, is an owner-operator of approximately 550 restaurants nationwide and one of the largest Denny’s franchisees. Yadav Enterprises brings significant experience and a 30-plus-year record of success across a variety of restaurant concepts, including as a Denny’s franchisee.

•	Upon completion of the transaction, Denny’s will become a privately held company.

2.	Who is TriArtisan? Treville? Yadav Enterprises? Why are they the right partners for Denny’s?

•

Formed in 2016, TriArtisan Capital Advisors is an established New York-based private equity investment firm with deep experience investing in full-service, global dining and entertainment concepts, such as P.F. Chang’s, providing resources to invest in their brands, support franchisees and help them grow their businesses.

•	Founded in 2014, Treville is an alternative asset manager that leverages its platform and deep sector expertise to provide customized solutions for companies.

•	Founded in 1989, Yadav Enterprises, led by Anil Yadav, is an owner-operator of approximately 550 restaurants nationwide and one of the largest Denny’s franchisees.

•

In addition, Yadav Enterprises brings significant experience and a 30-plus-year record of success as an owner-operator across a variety of restaurant concepts. Anil has served as a member of Denny’s Franchisee Association for many years.

3.	Why now?

•	After receiving indications of interest from TriArtisan, our Board conducted a thorough review of strategic alternatives to maximize value with the assistance of external advisors.

•

As part of the review, the Company reached out to more than 40 potential buyers and the Board evaluated any potential transaction against Denny’s standalone plan and all external strategic alternatives.

•

After careful consideration of all options and in consultation with external financial and legal advisors, the Board is confident the transaction maximizes value and has determined it is fair to and in the best interests of stockholders and represents the best path forward for the Company.

4.	What does this mean for me?

•	Between now and close, which we expect will occur in the first quarter of 2026, Denny’s is continuing to operate as an independent, public company, and it remains business as usual for all of us.

•	We are counting on you to remain focused on putting guests at the center of everything you do.

5.	What are the benefits of becoming a private company?

•

As a private company, Denny’s will move forward with enhanced strategic flexibility and supportive, experienced owners, who bring a seasoned network of operating executives, deep industry relationships and additional resources to support our future success.

•	We are confident we will enter our next phase even better positioned to deliver on our mission of serving our guests.

6.	What happens between now and closing?

•

The transaction is expected to close in the first quarter of 2026, subject to customary closing conditions and approvals, including approval by the Company’s stockholders and satisfaction of regulatory approvals.

•	Until the transaction closes, Denny’s will continue to operate as an independent, publicly traded company.

•	It remains business as usual, and we are continuing to provide our guests with the exceptional service and quality food they have come to expect from us.

7.	What should I tell guests who ask me about the transaction?

•	You can tell them that we are continuing to provide the quality food and exceptional service they expect when they come to our restaurants.

8.	What do I do if I am contacted by the media or investors?

•	We recognize this news may generate increased attention from outside parties.

•	If you receive an inquiry from the media or another outside party, please direct them to Denny’s PR team at media@dennys.com.

9.	When will we know more? Who can I reach out to with questions?

•	We are committed to transparent communication and keeping you informed as we work through this process.

•	If you have any questions about what this development means for you, please reach out to your supervisor.

Additional Information Regarding the Proposed Transaction and Where to Find It

In connection with the proposed transaction between Denny’s Corporation and TriArtisan Capital Advisors LLC, Denny’s Corporation will file with the Securities and Exchange Commission (the “SEC”) a proxy statement on Schedule 14A relating to a special meeting of its stockholders. Additionally, Denny’s Corporation may file other relevant materials with the SEC in connection with the proposed transaction. INVESTORS AND SECURITYHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT MATERIALS FILED OR THAT WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE MATERIALS AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. A definitive Proxy Statement will be sent to the Company’s stockholders. Investors and securityholders will be able to obtain the Proxy Statement free of charge from the SEC’s website or from the Company. The documents filed by the Company with the SEC may be obtained free of charge on the Company’s website at the Investor Relations section of https://investor.dennys.com/overview/default.aspx or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from the Company by requesting them from Investor Relations by email at ir@dennys.com, or by telephone at 877.784.7167. This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

Participants in the Solicitation

Denny’s Corporation and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Denny’s Corporation in respect of the proposed transaction and any other matters to be voted on at the special meeting. Information about TriArtisan Capital Advisors LLC’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, will be included in the proxy statement (when available). Information about Denny’s Corporation and its directors and executive officers can be found in (i) Denny’s Corporation’s Annual Report on Form 10-K for the fiscal year ended December 25, 2024, which was filed with the SEC on February 24, 2025, (ii) Denny’s Corporation’s proxy statement for its 2025 annual meeting of stockholders, which was filed with the SEC on April 3, 2025, and (iii) Denny’s Corporation’s other filings with the SEC, including any statements of beneficial ownership on Form 3, Form 4 or Form 5, which may be obtained free of charge on EDGAR at www.sec.gov and the Denny’s Corporation website at https://investor.dennys.com/financials/sec-filings/default.aspx.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements, including statements regarding the proposed transaction. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements often contain words such as “may,” “can,” “could,” “would,” “should,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “believes,” “seeks,” “will,” “is likely to,” “scheduled,” “positioned to,” “continue,” “forecast,” “aim,” “goal,” “target,” “predicting,” “projection,” “potential” or similar expressions, although not all forward-looking statements contain these words. Forward-looking statements may include references to goals, plans, strategies, objectives, projected costs or savings, anticipated future performance, results, events or transactions of the Company and the expected timing of the proposed transaction and other statements that are not strictly historical in nature. These forward-looking statements are based on management’s current expectations, forecasts and assumptions and could ultimately prove inaccurate. This means the forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: uncertainties as to the timing of the proposed transaction; uncertainties as to how many of the Company’s stockholders will vote in favor of the proposed transaction including the possibility that the Company’s stockholders may not approve the proposed transaction; the possibility that competing offers will be made; the ability to receive the required consents and regulatory approvals for the proposed transaction and to satisfy the other conditions to the closing of the transaction on a timely basis or at all; the risk that, prior to the completion of the transaction, the Company’s business and its relationships with employees, collaborators, vendors and other business partners could experience significant disruption due to transaction-related uncertainty; the risk that stockholder litigation in connection with the transaction may result in significant costs of defense, indemnification and liability; negative effects of the announcement of the transaction on the market price of Company Shares and/or on the Company’s business, financial condition, results of operations and financial performance; and the ability of the Company to retain and hire key personnel; and the risks and uncertainties pertaining to the Company’s business, including those detailed under “Risk Factors” and elsewhere in the Company’s public periodic filings with the SEC. There can be no assurance that the proposed transaction or any other transaction described above will in fact be consummated in the manner described or at all. Stockholders, potential investors and other readers are urged to consider these risks and uncertainties in evaluating forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. It is not possible to anticipate or foresee all risks and uncertainties, and investors should not consider any list of risks and uncertainties to be exhaustive or complete. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, please see the Company’s statements and reports on Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC and other written statements made by the Company from time to time. The forward-looking information herein is given as of this date only and is qualified in its entirety by this cautionary statement, and the Company undertakes no obligation to revise or update it.